DATA SYSTEMS & SOFTWARE INC.
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                           200 ROUTE 17, MAHWAH, NEW JERSEY 07430 (201) 529-2026
                                                             FAX: (201) 529-3163

                                              September 25, 2000

Bank Leumi USA
564 Fifth Avenue
New York, New York  10036

Dear Sirs:

     Reference is made to (i) the Warrant Agreement dated as of August 30, 1999 (the "Warrant Agreement"), between the Data Systems & Software Inc. (the "Company") and the holders referred to therein (the "Holders") and (ii) Warrant Certificate No. W-1 for 83,333 Warrants and Warrant Certificate No. W-2 for 166,667 (collectively, the "Warrants") issued pursuant to the Warrant Agreement. The Company desires to repurchase the Warrants and the respective holders of the Warrants desire to sell the Warrants to the Company at a price of $1.50 per Warrant.

     The parties therefore hereby agree as follows:

     1. In consideration of the payment by the Company of an aggregate of $ 124,999.50, Bank Leumi USA hereby agrees to sell to the Company, and the Company hereby agrees to repurchase from Bank Leumi USA, Warrant Certificate No. W-1.

     2. In consideration of the payment by the Company to the respective holder thereof of an aggregate of $ 250,000.50 , Bank Leumi le Israel B.M. hereby agrees to sell to the Company, and the Company hereby agrees to repurchase from Bank Leumi le Israel B.M, Warrant Certificate No. W-2.

     3. The closing of the sale of Warrants shall take place on or before September 27, 2000, upon the wire by the Company to Bank Leumi USA, as agent for the Holders, of an aggregate of $ 375,000 in full payment of the repurchase price for the Warrants, against delivery to the Company of the original Warrants.

     4. After the closing of the transaction the Warrants will be cancelled and neither of the Holders shall have any rights thereunder whatsoever.

     If the foregoing accurately sets forth our agreement please execute a copy of in the space indicated and return it to us by fax..

                                                  Very truly yours,


                                                  George Morgenstern
                                                  President

AGREED AND ACCEPTED:

BANK LEUMI USA                                       BANK LEUMI  LE ISRAEL B.M


By:______________________                            _________________________
     Name:                                                    Name:
     Title:                                                   Title: